Exhibit 99.1

NEWS RELEASE

Matthew May Joins Ocean Power Technologies as Vice President, Global Business Development

MONROE TOWNSHIP, N.J., May 18, 2018 (GLOBE NEWSWIRE) – Ocean Power Technologies (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that Matthew May has joined the company as Vice President, Global Business Development. In this new role, Matt will lead OPT’s global business development activities that include market and partnership development, marketing, sales, and commercial operations throughout all targeted markets. Prior to joining OPT, Matt was Director of Sales and Marketing for Tampnet, a provider of 4G mobile technology focused on the offshore oil and gas market, where he served as a key member of the executive team selling to Gulf of Mexico and North Sea operators.

Matt previously served in the U.S. Navy for 25 years as a Navy SEAL and rose to the rank of Command Master Chief. During the time he served in the military, he was assigned to operational units based in Europe, the Middle East, South America and in Virginia, including a tier one Naval Special Warfare unit focused on counter-terrorism and counter-proliferation of weapons of mass destruction. After five combat deployments in Bosnia, Kosovo, Afghanistan and Iraq, Matt selected orders to the Naval Recruiting Command in Millington, Tennessee where he was program manager in charge of all SEAL/SWCC recruiting for the US Navy. Matt then transferred to the Naval Special Warfare Unit Four as Command Master Chief combating Trans National Organized Crime in Central America, South America and the Caribbean.

“We’re excited to have Matt join OPT. His background in offshore oil and gas, telecommunications, security and defense, combined with his successes in sales and marketing and his long history of leadership will be instrumental as we execute on our growth strategy,” said George Kirby, President and Chief Executive Officer of Ocean Power Technologies.

Matt received a bachelor’s degree in Business Administration with a specialization in management, graduating Magna Cum Laude from Saint Leo University. He will be based out of Houston, Texas.

Employee Inducement Incentive Award Grant

On May 17, 2018 the Compensation Committee of the Board of Directors granted 18,859 restricted shares of Company common stock to Matt May under the Company’s Employment Inducement Incentive Award Plan (the “Plan”). The restricted shares will vest over 3 years, with one-third vesting on the first anniversary of the date of the grant and the remaining two-thirds vesting equally on each subsequent anniversary date of the grant.

The above award was granted as an inducement to Mr. May entering into employment with the Company in accordance with NASDAQ Listing Rule 5653(c)(4) and were granted pursuant to the terms of the Plan.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and offshore connectivity. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Steve Calk or Jackie Marcus

Alpha IR Group

Phone 312 445-2870

Email: OPTT@alpha-ir.com

Media Contact:

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Reputation Partners, LLC

Phone: 414 376-8834

Email: Marilyn@reputationpartners.com